Exhibit 10.3

AKTIS ONCOLOGY, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purpose of this Aktis Oncology, Inc., Employee Stock Purchase Plan (this “Plan”) is to provide an opportunity to Eligible Employees of the Company and its Designated Subsidiaries to acquire a stock ownership interest in the Company. This Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Company intends for the Section 423 Component to qualify as an “employee stock purchase plan” under Section 423 of the Code and to be administered, interpreted, and construed in a manner consistent with the requirements of Section 423 of the Code. The Company does not intend for the Non-Section 423 Component to qualify as an “employee stock purchase plan” under Section 423 of the Code.

ARTICLE II.

DEFINITIONS

2.1 “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2 “Applicable Law” means the requirements applicable to the Company or any Eligible Individual relating to equity- or cash-based compensation and the related equity interests under U.S. federal, state, and local law, non-U.S. law, the rules or requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted, and any other applicable laws, including the Code and other tax laws.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific section of the Code or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.5 “Committee” means any committee of the Board duly authorized by the Board to administer this Plan. If no committee is duly authorized by the Board to administer this Plan, the term “Committee” will be deemed to refer to the Board for all purposes under this Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.6 “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

2.7 “Company” means Aktis Oncology, Inc., a Delaware corporation, and its successors by operation of law.

2.8 “Compensation” of an Eligible Employee means the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments, but excluding any commissions and periodic bonuses, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.9 “Designated Subsidiary” means any Subsidiary designated by the Committee in accordance with Section 3.1(b).

2.10 “Effective Date” means the effective date of this Plan as defined in ARTICLE XII.

2.11 “Eligible Employee” means an Employee who satisfies the requirements of Section 6.1.

2.12 “Employee” means, (a) with respect to the Non-Section 423 Component, any individual who renders services to the Company or any Designated Subsidiary as an employee, and (b) with respect to the Section 423 Component, any individual who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of this Plan, an individual’s employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day immediately following such three-month period.

2.13 “Enrollment Date” means the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.14 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific section of the Exchange Act or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.15 “Fair Market Value” means, unless otherwise required by Applicable Law, as of any date and except as provided below, either (a) the last sales price reported for the Common Stock on the applicable date on the principal national securities exchange in the United States on which it is then traded, listed, or otherwise reported or quoted, or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted on a national securities exchange in the United States, the Committee will determine in good faith the Fair Market Value in whatever manner it considers appropriate.

2.16 “Non-Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules, or procedures, if any, that the Committee adopts as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.17 “Offering” means an offer a right to purchase Shares that may be exercised during an Offering Period. Unless otherwise specified by the Committee, each Offering will be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will apply separately to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

2.18 “Offering Document” has the meaning given to such term in Section 5.1.

2.19 “Offering Period” has the meaning given to such term in Section 5.1.

2.20 “Parent” means any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

2.21 “Participant” means an Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to this Plan.

2.22 “Purchase Date” means the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.

2.23 “Purchase Period” means one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that if the Committee does not designate any Purchase Period in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document will be the same as the applicable Offering Period.

2.24 “Purchase Price” means the purchase price that the Committee designates in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, may not be less than 85% of the Fair Market Value of a Share on either the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that if the Committee does not designate any purchase price in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document will be 85% of the Fair Market Value of a Share on either the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Committee may adjust the Purchase Price pursuant to ARTICLE IV or ARTICLE IX, and the Purchase Price may not be less than the par value of a Share.

2.25 “Section 409A” means Section 409A of the Code.

2.26 “Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules, or procedures, if any, that the Committee adopts as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that the Committee intends to satisfy the requirements for an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.27 “Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to a specific section of the Securities Act or regulation thereunder includes such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.28 “Shares” means shares of Common Stock.

2.29 “Subsidiary” means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent that either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of being wholly owned by the Company or any other Subsidiary that is a corporation, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary includes any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.30 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

ADMINISTRATION

3.1 Authority of the Committee. The Committee will administer this Plan in accordance with its terms and Applicable Law, and in furtherance thereof, the Committee will have complete authority at any time and from time to time, in its sole discretion, to do the following, in each case to the extent not inconsistent with the terms of this Plan:

(a) determine when and how rights to purchase Shares are granted, and the provisions of each Offering (which need not be identical),

(b) designate from time to time which Subsidiaries of the Company are Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which designation must specify whether the participation is in the Section 423 Component or the Non-Section 423 Component,

(c) impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan,

(d) adopt, alter, and repeal administrative rules, guidelines, and practices governing this Plan,

(e) construe and interpret the terms and provisions of this Plan and any Offering,

(f) correct any defect, supply any omission, or reconcile any inconsistency in this Plan or any Offering to the extent that it deems necessary to effectuate the purpose and intent of this Plan,

(g) exercise such powers and to perform such acts that the Committee deems necessary to promote the best interests of the Company and the Designated Subsidiaries and to carry out the intent that the Section 423 Component of this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and

(h) adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the laws of any domestic or foreign jurisdictions to satisfy or accommodate such laws or to qualify for preferred tax treatment thereunder.

3.2 Designation of Consultants; Delegation of Authority.

(a) The Committee may employ such legal counsel, consultants, and agents as it deems desirable for the administration of this Plan and may in good faith rely upon any opinion or calculation received from any of them. The Company will pay for all expenses incurred in connection with any such engagement. To the maximum extent permitted by Applicable Law, neither the Board, the Committee, nor any of their respective members or delegates, nor any third party engaged pursuant to this Section 3.2, will be liable for any action or determination made in good faith with respect to this Plan or any Award.

(b) The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions (including executing agreements or other documents on behalf of the Committee), provided that such delegation does not violate Applicable Law. Upon any such delegation, all references in this Plan to the “Committee” are deemed to include any subcommittee or person to whom the Committee has delegated such powers. The Committee may also designate employees or professional advisors who are not officers of the Company or members of the Board to assist in administering this Plan.

3.3 Administrative Discretion; Decisions Final. Each decision, interpretation, and other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members), or any of their respective delegates, arising out of or in connection with this Plan may be made in the absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and other services providers, including prospective employees and service providers, and all Participants, and their respective heirs, executors, administrators, successors, and assigns.

3.4 Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, the Company will indemnify and hold harmless each officer and employee of the Company and its Affiliates, and each member of the Committee or the Board, whether during or after his or her service with the Company and its Affiliates, against all costs and expenses (including reasonable fees of counsel acceptable to the Committee) and liabilities (including any sum paid in settlement of a claim with the approval of the Committee), arising out of any act or omission to act that is authorized by the terms of this Plan in connection with the administration of this Plan, and will advance amounts necessary to pay the foregoing as incurred, except in any case to the extent arising out of such person’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification that such person has under Applicable Law or under the by-laws of the Company or any of its Affiliates.

ARTICLE IV.

SHARE LIMITATIONS

4.1 Shares. The aggregate number of Shares that the Company may issue or deliver pursuant to this Plan may not exceed 27,843 Shares (subject to any increase or decrease pursuant to this ARTICLE IV), which Shares may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The number of Shares that the Company may issue or deliver pursuant to this Plan will increase on January 1 of each calendar year from 2027 through 2036 by the lesser of (a) 1% of the aggregate number of Shares, shares of Class A Common Stock of the Company, and prefunded warrants to purchase Shares outstanding on December 31 of the immediately preceding calendar year and (b) such smaller number of Shares determined by the Board. If any right granted under this Plan terminates for any reason without having been exercised, the Shares not purchased under such right will again become available for issuance under this Plan.

4.2 Rights of the Company. The existence of this Plan and the rights granted hereunder will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (b) any merger or consolidation of the Company or any Affiliate, (c) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (d) the dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (f) any other corporate act or proceeding.

4.3 Change in Capitalization. If the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Plan or with respect to any outstanding purchase rights under this Plan, the Committee must make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number, type, and class of Shares (or other securities or property) that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 4.1 and the limitations established pursuant to Section 5.2 (as may be modified by the Offering Documents) on the maximum number of Shares that may be purchased), and (b) the Purchase Price with respect to any outstanding rights.

4.4 Other Adjustments. If any transaction or event described in Section 4.3 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Committee may take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) the termination of any outstanding right to purchase Shares granted under this Plan in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property that the Committee selects in its sole discretion,

(b) To provide that the outstanding rights to purchase Shares granted under this Plan be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices,

(c) To adjust the number and type of Shares (or other securities or property) subject to outstanding rights to purchase Shares granted under this Plan and/or the terms and conditions of outstanding rights and rights that may be granted under this Plan in the future,

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date that the Committee determines, and that the Participants’ rights under the ongoing Offering Period(s) be terminated as of such prior purchase date, and

(e) To provide that all outstanding rights to purchase Shares granted under this Plan terminate without being exercised.

4.5 No Adjustment Under Certain Circumstances. No adjustment or action described in this ARTICLE IV or in any other provision of this Plan will be effective to the extent that it would cause the Section 423 Component of this Plan to fail to satisfy the requirements of Section 423 of the Code.

4.6 No Other Rights. Except as expressly provided in this Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or pursuant to Committee action, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof must be made with respect to, the number of Shares subject to outstanding rights under this Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE V.

TERMS OF OFFERING PERIODS

5.1 Offering Periods. The Committee may from time to time grant, or provide for the grant of, rights to purchase Shares under this Plan during one or more specified periods (each, an “Offering Period”). The Committee will adopt an “Offering Document” setting forth the terms and conditions applicable to each Offering Period, including the designation of one or more Purchase Periods during such Offering Period during which rights granted under this Plan will be exercised and purchases of Shares carried out during such Offering Period will be made effective in accordance with such Offering Document and this Plan. Except as the Committee otherwise determines or as provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Committee at or prior to the time of such Offering. The terms of separate Offering Periods under this Plan need not be identical. Solely by way of example and without limiting the foregoing, the Company could, but is not required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of this Plan.

5.2 Offering Documents. Each Offering Document with respect to an Offering Period must specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period may not exceed 27 months,

(b) the length of the Purchase Period(s) within the Offering Period, if applicable,

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (which, in the absence of a contrary designation by the Committee, will be 25,000 Shares), and

(d) such other provisions as the Committee determines are appropriate, consistent with the terms of this Plan.

ARTICLE VI.

ELIGIBILITY AND PARTICIPATION

6.1 Eligible Employees.

(a) An “Eligible Employee” means an Employee who does not, immediately after the Company grants any rights to such Employee under this Plan, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent, or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options are treated as stock owned by the Employee.

(b) Notwithstanding the general definition in Section 6.1(a), the Committee may provide in an Offering Document that one or more of the following categories of Employees are not eligible to participate in an Offering Period under the Section 423 Component; provided, that the Committee must apply the following exclusions in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e):

(i) Highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code,

(ii) Employee who have not met a service requirement that the Committee designates pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years),

(iii) Employees who customarily work no more than 20 hours per week for the Company or a Designated Subsidiary,

(iv) Employees who customarily work for the Company or a Designated Subsidiary for fewer than five months in any calendar year, and

(v) Citizens or residents of a foreign jurisdiction in which the grant of a right to purchase Shares under this Plan would be prohibited under Applicable Law or the grant of a right to purchase Shares under this Plan in compliance with Applicable Law would cause this Plan to violate the requirements of Section 423 of the Code

(c) Notwithstanding the general definition in Section 6.1(a), with respect to the Non-Section 423 Component, (i) the Committee may limit eligibility within the Company or a Designated Subsidiary so as to designate only some Employees as Eligible Employees, and (ii) to the extent that the restrictions in Section 6.1(a) are not consistent with Applicable Law, Applicable Law will control.

6.2 General Eligibility. Any Eligible Employee employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period will be eligible to participate in such Offering Period, subject to the requirements of this ARTICLE VI and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

6.3 Enrollment.

(a) Except as otherwise set forth herein, in an Offering Document, or as the Committee determines, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering to the Company a subscription agreement, in a form provided by the Company, by such time prior to the Enrollment Date for such Offering Period that the Committee designates.

(b) Each subscription agreement for an Offering Period must designate a whole number percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under this Plan. Such payroll deductions may not be less than the minimum amount that the Committee specifies in the applicable Offering Document (which will be one percent in the absence of any such designation) and may not be greater than the maximum amount that the Committee specifies in the applicable Offering Document (which will be fifteen percent in the absence of any such designation). The Company will credit all payroll deductions made for each Participant to an account for such Participant under this Plan and will maintain such deductions with the general funds of the Company.

(c) A Participant may decrease (but not increase) the percentage of Compensation designated in the Participant’s subscription agreement (to as low as zero) at any time during an Offering Period; provided, however, that the Committee may limit in the applicable Offering Document the number of times that a Participant may decrease payroll deduction elections during each Offering Period (and in the absence of any specific designation by the Committee, a Participant may make one decrease to the Participant’s payroll deduction elections during each Offering Period). Any change of payroll deductions will be effective with the first full payroll period commencing at least ten business days after the Company’s receipt of such change (or such shorter or longer period as the Committee may specify in the applicable Offering Document). If a Participant decreases the Participant’s payroll deductions to zero, then, unless the Participant withdraws from participation in this Plan pursuant to ARTICLE VIII, such Participant’s cumulative payroll deductions prior to such decrease will remain credited to the Participant’s account and applied to the purchase of Shares on the next occurring Purchase Date in accordance with the terms of the Offering.

(d) Except as otherwise set forth in Section 6.9, in an Offering Document, or as the Committee determines, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period; however, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Committee may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Committee in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, any such alternative method of contribution must comply with the requirements of Section 423 of the Code.

6.4 Payroll Deductions. Except as otherwise set forth in Section 6.9, in an Offering Document, or as the Committee determines, payroll deductions for a Participant will commence on the first payroll following the Enrollment Date and will end on the last payroll in the Offering Period to which the Participant’s authorization applies, unless sooner terminated by the Participant as provided in ARTICLE VIII or suspended by the Participant or the Committee as provided in Sections 6.3 and 6.7, respectively. No interest will accrue on the payroll deductions or contributions of a Participant under this Plan.

6.5 Effect of Enrollment. A Participant’s completion of a subscription agreement will automatically enroll such Participant in this Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under this Plan as provided in ARTICLE VIII, or otherwise becomes ineligible to participate in this Plan.

6.6 Purchase Limitations. An Eligible Employee may be granted rights under the Section 423 Component of this Plan only if such rights, together with all other rights granted to such Eligible Employee under any “employee stock purchase plans” of the Company, any Parent, or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 (based on the fair market value of such stock as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.7 Suspension of Payroll Deductions. With respect to the Section 423 Component and to the extent necessary to comply with Section 423(b)(8) of the Code, Section 6.6, or the other limitations set forth in this Plan, the Committee may suspend a Participant’s payroll deductions at any time during an Offering Period. The Company will pay to the Participant the balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 6.6, or the other limitations set forth in this Plan, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date for such Offering Period.

6.8 Non-U.S. Employees. The Committee may provide for such special terms applicable to Participants who are citizens or residents of a non-U.S. jurisdiction or who are employed by a Designated Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. With respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under this Plan to Eligible Employees who are residents of the United States and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Further, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments, or restatements may include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Without limiting the foregoing, the Committee is hereby authorized to adopt rules and procedures with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and the establishment of bank or trust accounts to hold payroll deductions or contributions.

6.9 Leaves of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

ARTICLE VII.

GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights. On the Enrollment Date of each Offering Period, the Company will grant each Eligible Employee participating in such Offering Period pursuant to the terms of the Plan a right to purchase, subject to the maximum number of Shares specified under Section 5.2 and the limits in Section 6.6, on each Purchase Date during such Offering Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by (b) the Purchase Price (rounded down to the nearest Share). Such right will expire on the earliest to occur of (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws from participation in the Plan in accordance with ARTICLE VIII.

7.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares at the Purchase Price pursuant to Section 7.1, up to the maximum number of Shares permitted pursuant to the terms of this Plan and the applicable Offering Document. No fractional Shares may be issued upon the exercise of rights granted under this Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the immediately subsequent Offering Period. Shares issued pursuant to this Plan may be evidenced in such manner as the Committee may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

7.3 Pro Rata Allocation of Shares. If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares available for issuance under this Plan on the Enrollment Date of the Offering Period, or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Committee may in its sole discretion provide that the Company make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as practicable and as it determines in its sole discretion to be equitable among all Participants holding rights to purchase Shares on such Purchase Date, and the Committee must either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to ARTICLE IX. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence notwithstanding any authorization of additional Shares for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date. The Company will pay to each applicable Participant the balance of the amount credited to such Participant’s account that is not applied to the purchase of Shares, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as the Committee determines.

7.4 Withholding. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time the Participant disposes of some or all of the Shares issued under this Plan, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise. At any time, the Company may, but is not obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to the Participant’s sale or early disposition of Shares.

7.5 Conditions to Issuance of Shares. The Company is not required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed,

(b) The completion of any registration or other qualification of such Shares under Applicable Law that the Committee deems necessary or advisable,

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee deems necessary or advisable,

(d) The Participants satisfaction of any obligations pertaining to tax withholding pursuant to Section 7.4, and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Committee may from time to time establish for reasons of administrative convenience.

7.6 Notice of Disposition of Shares. Each Participant must give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of this Plan if such disposition or transfer is made (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice must specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Participant in such disposition or other transfer.

ARTICLE VIII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

8.1 Withdrawal. A Participant may withdraw during an Offering Period all, but not less than all, of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan by delivering written notice to the Company in a form acceptable to the Committee and at such time prior to the Purchase Date for such Offering

Period as the Committee may establish in the applicable Offering Document (and in the absence of any specific Committee designation, no later than two weeks prior to the Purchase Date for such Offering Period). As soon as reasonably practicable after receiving a duly and timely delivered notice of withdrawal, the Company will pay to the Participant all of the payroll deductions credited to the Participant’s account during such Offering Period not yet used to exercise the Participant’s rights under this Plan, without interest, such Participant’s rights for such Offering Period will automatically terminate, and no further payroll deductions for the purchase of Shares will be made on such Participant’s behalf for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement pursuant to Section 6.3.

8.2 Participation Following a Withdrawal. A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary, or in any subsequent Offering Period that commences after the termination of the Offering Period from which the Participant withdraws.

8.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant will be deemed to have elected to withdraw from this Plan pursuant to this ARTICLE VIII. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer will not be treated as a termination of employment, but the Participant will immediately cease to participate in the Section 423 Component, all contributions that the Participant made for the Offering Period in which such transfer occurs will be transferred to the Non-Section 423 Component, and such Participant will immediately join the then-current Offering under the Non-Section 423 Component on the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component will not be treated as terminating the Participant’s employment and will remain a Participant in the Non-Section 423 Component until the earlier of (a) the end of the current Offering Period under the Non-Section 423 Component and (b) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE IX.

TERMINATION OR AMENDMENT OF PLAN

9.1 General Rules. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that Plan complies with Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that approval of the Company’s stockholders is required to amend this Plan to (a) increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights granted under this Plan (other than an adjustment as provided by ARTICLE IV) or (b) change this Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4).

9.2 Effects of Plan Termination. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately (without exercise of any rights to purchase Shares then outstanding) or upon completion of the purchase of Shares on the next Purchase Date (which may be sooner than originally scheduled, if the Committee so determines), or may elect to permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated at or prior to their natural expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares will be returned to the Participants (without interest thereon, except as otherwise required under applicable law) as soon as administratively practicable.

9.3 Certain Administrative Actions. Without stockholder approval but subject to Section 9.1 and, solely with respect to the Section 423 Component of this Plan, to the extent permitted by Section 423 of the Code, the Committee may amend the terms of, or terminate, any one or more Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during any one or more Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, and establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation.

9.4 Actions in the Event of Unfavorable Accounting Consequences. If the Committee determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences for the Company or any Designated Subsidiary, the Committee may, without stockholder approval, modify or amend this Plan to reduce or eliminate such unfavorable accounting consequence, including, but not limited to, taking any of the following actions:

(a) modifying the Purchase Price for any Offering Period including an Offering Period underway at the time of such modification,

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of such action,

(c) reducing the maximum percentage of Compensation that a Participant may elect to have withheld under the Plan, and

(d) reducing the maximum number of Shares that a Participant may purchase during any Offering Period.

ARTICLE X.

UNFUNDED STATUS OF PLAN

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing contained herein will give any such Participant any right that is greater than those of a general unsecured creditor of the Company. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

ARTICLE XI.

GENERAL PROVISIONS

11.1 Other Plans. Nothing contained in this Plan prevents the Company or any Designated Subsidiary from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

11.2 No Right to Continued Employment. This Plan does not give any Participant or other Employee any right to continued employment with the Company or any Designated Subsidiary, nor does it limit the Company or any Designated Subsidiary in any way from terminating such employment at any time.

11.3 No Assignment of Benefits. No right under this Plan are, except as otherwise specifically provided in this Plan or under Applicable Law or permitted by the Committee, transferable in any manner, and any attempt to transfer any such benefit will be void, and no such benefit will in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who is entitled to such benefit, nor will it be subject to attachment or legal process for or against such person.

11.4 Rights as a Stockholder. With respect to Shares subject to a right granted under this Plan, a Participant will not be deemed a stockholder of the Company, and the Participant will not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments will be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as the Committee determines.

11.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to rights granted under this Plan will be conditioned upon such Shares’ being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any rights with respect to such Shares will be suspended until such listing has been made effective.

(b) If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to rights granted under this Plan is or may be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares, and the right to exercise any right granted under this Plan will be suspended until such sale or delivery is, based on the advice of said counsel, lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 11.5, any right granted under this Plan that is affected by such suspension any not then yet expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Offering Period.

(d) A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Committee deems necessary or appropriate.

11.6 Governing Law. This Plan and actions taken in connection herewith are governed by, and should be construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws.

11.7 Statements of Account. The Company will provide statements of account to Participants at least annually, which statements must set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

11.8 Construction. Wherever any words are used in this Plan in the masculine gender, they should be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form, they should be construed as though they were also used in the plural form in all cases where they would so apply.

11.9 Other Benefits. No Award granted or paid out under this Plan will be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

11.10 Equal Rights and Privileges. Subject to Section 6.8, all Eligible Employees will have equal rights and privileges under the Section 423 Component of this Plan so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 6.8, any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board, or the Committee, be deemed reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

11.11 Section 16(b) of the Exchange Act. The Company intends that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act with respect to rights granted under this Plan. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 11.11, such provision should be interpreted or deemed amended so as to avoid such conflict.

11.12 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any rights to purchase Shares granted pursuant to an Offering thereunder are intended to constitute or provide for a “deferral of compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Committee may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

11.13 Data Privacy. As a condition to receiving any right under this Plan, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 11.13 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and rights under this Plan and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all rights under this Plan (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and rights under this Plan and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting them in the implementation, administration, and management of this Plan and rights under this Plan and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting any rights under this Plan, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and rights under this Plan and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and rights under this Plan and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any or all outstanding rights under this Plan if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

11.14 Successor and Assigns. This Plan is binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

11.15 Severability of Provisions. If any provision of this Plan are held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Plan should be construed and enforced as if such provisions had not been included.

11.16 Headings and Captions. The headings and captions herein are provided for reference and convenience only, should not be considered part of this Plan, and may not be employed in the construction of this Plan.

ARTICLE XII.

PLAN EFFECTIVENESS

12.1 Effective Date of Plan. This Plan became effective on December 17, 2025, which is the date of its adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the stockholder voting rules applicable to the Company under Applicable Law and its organization documents.

12.2 Expiration of Plan. No Offering Period may commence after the tenth anniversary of the earlier of the date on which this Plan was adopted by the Board and the date of stockholder approval.

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